EXHIBIT 5.1

PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215
April 25, 2008
We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of Fairfax Financial Holdings Limited (the “Company”) of our report dated March 7, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report for the year ended December 31, 2007 (included in the Current Report on Form 6-K furnished on March 7, 2008). We also consent to the reference to our name under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.